                                                                   EXHIBIT 4.3


                            NEWPARK RESOURCES, INC.
                      NONSTATUTORY STOCK OPTION AGREEMENT


     This Nonstatutory Stock Option Agreement (the "Agreement") is made and
entered into as of   _____________________, 199_ (hereinafter referred to as the
"Date of Grant"), by and between NEWPARK RESOURCES, INC., a Delaware corporation (the "Company"), and ____________________ ("Optionee"), with reference to the following facts:

     A. The Company has duly adopted a 1995 Incentive Stock Option Plan (hereinafter referred to as the "Plan") which authorizes the Compensation Committee of the Board of Directors of the Company (the "Committee") to grant nonstatutory stock options or incentive stock options, within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which is intended to encourage ownership of stock of the Company by officers and other key management employees and to provide additional incentive for them to promote the success of the Company.

     B. The Committee has determined that Optionee is entitled to participate in the Plan, and has taken appropriate action to authorize the granting of a nonstatutory stock option to Optionee for the number of shares, at the price per share and on the terms set forth in this Agreement.

     C. Optionee desires to participate in the Plan and to receive an option on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. GRANT OF OPTION.
        ---------------

        The Company hereby grants to Optionee the right and option (hereinafter referred to as the "Option") to purchase all or any part of an aggregate of _________ shares (the "Option Shares") of common stock, $.01 par value, of the Company (the "Common Stock") on the terms and conditions set forth in this Agreement.

     2. PURCHASE PRICE.
        --------------

        The purchase price (the "Exercise Price") of each Option Share shall be $__.__.

     3. OPTION PERIOD.
        -------------

        The Option shall commence on the Date of Grant and shall expire, and all rights to purchase the Option Shares shall terminate, at the close of business on the day immediately preceding the seventh anniversary of the Date of Grant, unless terminated earlier as provided in this Agreement. The Option shall not be exercisable until the time at which all legal requirements in connection with the Plan have been fully complied with. Subject to the foregoing, the Option shall be exercisable during its term as to one-third of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; one-third of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; and one-third of the Option Shares during the twelve months beginning on the third anniversary of the Date of Grant; provided, however, if Optionee shall not in any one exercise period purchase all of the Option Shares which Optionee is entitled to purchase in such period, Optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Option. Notwithstanding the foregoing, if Optionee is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option shall not be exercisable until at least six months and one day from the Date of Grant, or, if later, six months and one day from the date of stockholder approval of the Plan.
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     4. EXERCISE OF OPTION.
        ------------------

        4.1 The Option shall be exercised by delivering this Agreement for endorsement to the Company, at its principal office, attention of the Corporate Secretary, together with a Notice and Agreement of Exercise (in the form attached hereto or specified from time to time by the Committee) indicating the number of Option Shares Optionee wishes to purchase and full payment of the Exercise Price of such shares. In no event shall the Company be required to issue or transfer fractional shares.

        4.2 Payment for Option Shares may be made in cash, by cashier's or certified check or (if the Committee authorizes payment in stock) by delivery to the Company of shares of Common Stock, duly assigned to the Company by a stock power with signatures guaranteed as provided on the back of the stock certificate. The value of each share delivered in payment of the Exercise Price of Option Shares shall be the fair market value ("Fair Market Value") of the Common Stock on the date such shares are delivered. The Fair Market Value of a share of the Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which the Company's shares were traded, and the method for determining the closing price shall be determined by the Committee.

     5. EMPLOYMENT OF OPTIONEE.
        ----------------------

        5.1 Except as otherwise provided in paragraph 6 of this Agreement, Optionee may not exercise the Option unless, at the time of exercise, Optionee is an employee of the Company or a parent or a subsidiary thereof and has been in the employ of the Company or a parent or a subsidiary thereof continuously since the Date of Grant. For purposes of this paragraph, the period of continuous employment with the Company shall be deemed to include (without extending the term of the Option) any period during which Optionee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three months and Optionee returns to the employ of the Company at the expiration of such leave of absence. If Optionee fails to return to the employ of the Company at the expiration of such leave of absence, Optionee's employment with the Company shall be deemed terminated as of the date such leave of abse nce commenced. The continuous employment of Optionee with the Company shall also be deemed to include any period during which Optionee is a member of the Armed Forces of the United States, provided that Optionee returns to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date Optionee first becomes entitled to discharge. If Optionee does not return to the employ of the Company within 90 days from the date Optionee first becomes entitled to discharge (or such longer period as may be prescribed by law), Optionee's employment with the Company shall be deemed to have terminated as of the date Optionee's military service ended.

        5.2 Nothing contained herein shall be construed to impose upon the Company or upon any parent or subsidiary thereof any obligation to employ Optionee for any period or to supersede or in any way alter, increase or diminish the respective rights and obligations of the Company or any parent or subsidiary thereof and Optionee under any employment contract now or hereafter existing between them.

     6. TERMINATION OF EMPLOYMENT.
        -------------------------

        6.1 If the employment of Optionee with the Company shall terminate because of Retirement, Disability (as such terms are defined in the Plan), or death, unless otherwise provided by the Committee, (a) the Option, to the extent then presently exercisable, shall remain in full force and effect and may be exercised pursuant to the provisions hereof, including expiration at the end of the fixed term hereof, and (b) the Option, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

        6.2 If the employment of Optionee with the Company shall terminate for any reason other than the reasons set forth in paragraph 6.1 hereof, unless otherwise provided by the Committee, (a) the Option, to the extent then presently exercisable or to the extent the Option becomes exercisable pursuant to Paragraph 9.3 hereof, shall remain exercisable only for a period of 90 days after the date of such termination of employment (except that the 90 day period shall be extended to 12 months if Optionee shall die during such 90 day period) and may be exercised during such period pursuant to the provisions hereof, including expiration at the end of the fixed term hereof, and (b) the Option, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

     7. SECURITIES LAWS REQUIREMENTS.
        ----------------------------

        7.1 The Option shall not be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other requirements of law or any regulatory bodies having jurisdiction over such exercise or issuance and delivery, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act of 1933 (the "Securities Act") for the issuance of the Option and the Option Shares but there may be times when no such Registration Statement will be currently effective. Exercise of the Option may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If the Option would expire for any reason except the end of its term during such a suspension, then if exercise of the Option is duly tendered before its expiration, the Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of the Option Shares.

        7.2 Upon each exercise of the Option, Optionee shall represent, warrant and agree, by the Notice and Agreement of Exercise delivered to the Company, that (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws, (b) if Optionee is subject to the reporting requirements under Section 16(a) of the Exchange Act, Optionee will furnish to the Company a copy of each Form 4 or Form 5 filed by Optionee and will timely file all reports required under federal securities laws, and (c) Optionee will report all sales of Option Shares to the Company in writing on the form prescribed from time to time by the Company. All Option Share certificates may be imprinted with legend conditions reflecting federal and state securities law restrictions and conditions and the Company may comply therewith and issue "stop transfer" instructions to its transfer agents and registrars without liability.

     8. TRANSFERABILITY OF OPTION.
        -------------------------

        If Optionee is subject to the reporting requirements of Section 16(a) of the Exchange Act at the time of a proposed transfer, the Option shall be transferable only if such transferability or transfer would not cause the Option to fail to qualify for the exemption provided for in Section 16b-3 of the Exchange Act, as determined by the Committee in its sole and absolute discretion. The Option may be exercised, during the lifetime of Optionee, only by Optionee and Optionee's permitted transferees. Notwithstanding the foregoing, the Option shall not be assignable by operation of law and shall not be subject to attachment, execution, garnishment, sequestration, the law of bankruptcy or any other legal or equitable process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions of this Agreement, and the levy of any execution, attachment or similar process thereupon, shall be null and void and without effect.

     9. CHANGES IN CAPITALIZATION.
        -------------------------

        9.1 The number and class of shares subject to the Option, the Exercise Price (but not the total price), and the minimum number of shares as to which the Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or stock dividends exceeding a total of two and one-half percent (2.5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Option, Optionee shall receive the number and class of shares Optionee would have received had Optionee been the holder of the number of shares of Common Stock for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

        9.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or in which the Company survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to stockholders of more than 10% of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Option Shares then remaining under the Option, as if Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

        9.3 The Option shall become fully exercisable upon the occurrence of a change in control of the Company as defined herein (a "Change in Control"). A Change in Control of the Company shall be deemed to have occurred (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who is not such beneficial owner on the Date of Grant has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities or (b) on the date the stockholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (ii) a consolidation of the Company with any other corporation or (iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

    10. RELATIONSHIP TO OTHER EMPLOYEE BENEFIT PLANS.
        --------------------------------------------

        The Option shall not be deemed to be salary or other compensation to Optionee for purposes of any pension, thrift, profit sharing, stock purchase or other employee benefit plan now maintained or hereafter adopted by the Company.

    11. MISCONDUCT OF OPTIONEE.
        ----------------------

        Notwithstanding any other provision of this Agreement or the Plan, if Optionee shall commit fraud or dishonesty toward the Company, wrongfully use or disclose any trade secret, confidential data or other information proprietary to the Company or intentionally take any other action materially inimical to the best interests of the Company, as determined by the Committee in its sole and absolute discretion, Optionee shall forfeit all rights and benefits under this Agreement.

    12. SUBSIDIARY.
        ----------

        The term "subsidiary" as used herein, shall mean each corporation which is a "subsidiary corporation" of the Company, within the definition contained in
Section 424(f) of the Code. Unless the context indicates otherwise, references to the Company shall include all subsidiaries of the Company and any parent it may have in the future.

    13. PRIVILEGES OF OWNERSHIP.
        -----------------------

        Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that share certificates have actually been issued and registered in Optionee's name on the books of the Company or its registrar upon the due exercise of the Option. The Company shall be allowed a reasonable time following notice of exercise in which to accomplish the issuance and registration.

    14. REFERENCE TO PLAN.
        -----------------

        This Agreement and the Option are subject to all of the terms and conditions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall prevail.

    15. NOTICES.
        -------

        Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at 3850 Causeway Boulevard, Suite 1770, Metairie, Louisiana 70002, and any notice to be given to Optionee shall be addressed to Optionee at the address appearing on the employment records of the Company, or at such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope, addressed as herein required and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

    16. WITHHOLDING TAXES.
        -----------------

        The Company shall have the right at the time of exercise of the Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment (through withholding from Optionee's salary or the Option Shares or otherwise as the Company shall deem in its sole and conclusive discretion to be in its best interests) of any such Tax Liability.

    17. NUMBER AND GENDER.
        -----------------

        Terms used herein in any number or gender include other numbers or genders, as the context may require.

    18. COUNTERPARTS.
        ------------

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    19. GOVERNING LAW.
        -------------

        This Agreement and performance under it, shall be construed in accordance with and under the laws of the State of Delaware. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope, such term or provision shall be adjusted rather than voided and interpreted so as to be enforceable to the fullest extent possible, and all other terms and provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

        IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the Date of Grant.

"OPTIONEE"                              "COMPANY"

                                        NEWPARK RESOURCES, INC.
 ----------------------------
    (Signature)

 ----------------------------           By_______________________________
    (Print Name)                          James D. Cole, President

                            NEWPARK RESOURCES, INC.
                        NOTICE AND AGREEMENT OF EXERCISE
                          OF NONSTATUTORY STOCK OPTION

                                                         _________________, 199_



     I hereby exercise my Newpark Resources, Inc. Nonstatutory Stock Option dated _________________, 199_, as to __________ shares of Newpark Resources,
Inc. common stock, $.01 par value (the "Option Shares").

     Enclosed are the documents and payment specified in Paragraph 4 of my Option Agreement. I understand that no Option Shares shall be issued and delivered unless and until any applicable registration requirements of the Securities Act of 1933, as amended, any listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. I hereby represent, warrant and agree, to and with Newpark Resources, Inc. (the "Company"), that:

     a. The Option Shares I am purchasing are being acquired for my account, and no other person (except, if I am married, my spouse) will own any interest therein.

     b. I will not sell or dispose of my Option Shares in violation of the Securities Act of 1933 or any other applicable Federal or state securities laws. I will obtain the Company's advice prior to any disposition of my Option Shares.

     c. I agree that the Company may, without liability, place legend conditions upon my Option Shares and issue "stop transfer" restrictions requiring compliance with applicable securities laws and the terms of my Option.

     d. If and so long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, I will furnish to the Company a copy of each Form 4 and Form 5 filed by me and will timely file all reports required under the Federal securities laws.

     e. I will report to the Company all sales of Option Shares on the form prescribed from time to time by the Company.

     The number of Option Shares specified above are to be issued in the following registration (husband and wife will be shown to be joint tenants unless I state that the Option Shares will be held as community property or as tenants in common):



- --------------------------------             ----------------------------------
   (Print your name)                               (Signature)

- --------------------------------             ----------------------------------
 (Option - Print name of spouse
 if you wish joint registration              ----------------------------------
                                                   Address